                                                                    EXHIBIT 3(a)


                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             THE HERTZ CORPORATION

                                   * * * * *

                 The Hertz Corporation, a Delaware corporation, the original Certificate of Incorporation of which was filed with the Secretary of State of the State of Delaware on April 19, 1967 under the name New Aitch, Inc., HEREBY CERTIFIES that this Restated Certificate of Incorporation restating, integrating and amending its Restated Certificate of Incorporation, as amended, that was originally filed with the Secretary of State of the State of Delaware on July 19, 1993, was duly adopted by its Board of Directors and its stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law").

                 1. NAME OF CORPORATION. The name of the corporation is THE HERTZ CORPORATION (the "Corporation").

                 2. REGISTERED OFFICE AND REGISTERED AGENT. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                 3. PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law as the same exists or may hereafter be amended.

                 4. CAPITAL STOCK. (a) The total number of shares of stock that the Corporation shall have authority to issue is 620,001,290 of which (i) 1,290 shares shall be shares of 5.11% Cumulative Series C Preferred Stock, par value $.01 per share (the "Series C Preferred Stock", (ii) 40,000,000 shares shall be shares of preferred Stock, par value $.01 per share (the "Preferred Stock"), (iii) 440,000,000 shares shall be shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock") and (iv) 140,000,000 shares shall be shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock", and together with the Class A Common Stock, "Common Stock").

                 (b) The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of the Common Stock of the Corporation, voting together as a single class, irrespective of the

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provisions of Section 242(b)(2) of the Delaware General Corporation Law or any
corresponding provision hereinafter enacted.

                 (c) The following is a statement of the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations and restrictions of the Class A Common Stock and Class B Common Stock of the Corporation:

                 (1) Except as otherwise set forth below in this Article 4, the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions of the Class A Common Stock and Class B Common Stock shall be identical in all respects.

                 (2) Subject to the rights of the holders of any outstanding preferred stock and subject to any other provisions of this Restated Certificate of Incorporation, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation (other than Common Stock) or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions. In the case of dividends or other distributions payable in Common Stock, including distributions pursuant to stock splits or divisions of Common Stock, only shares of Class A Common Stock shall be paid or distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be paid or distributed with respect to Class B Common Stock. The number of shares of Class A Common Stock and Class B Common Stock so distributed shall be equal in number on a per share basis. Neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be reclassified, subdivided or combined unless such reclassification, subdivision or combination occurs simultaneously and in the same proportion for each class.

                 (3)(A) At every meeting of the stockholders of the Corporation every holder of Class A Common Stock shall be entitled to one vote in person or by proxy for each share of Class A Common Stock standing in his or her name on the transfer books of the Corporation, and every holder of Class B Common Stock shall be entitled to five votes in person or by proxy for each share of Class B Common Stock standing in his or her name on the transfer books of the Corporation in connection with the election of directors and all other matters submitted to a vote of stockholders, subject to the right of Ford Motor Company (together with its successors, "Ford") or the Class B Transferee (as defined in paragraph (c)(6)(B) below), as the case may be, which at the time shall own beneficially all of the outstanding shares of Class B Common Stock to reduce from time to time the number of votes per share to which the holders of Class B Common Stock are entitled to any number of votes per share of Class B Common Stock less than five (but not fewer than one) by written notice to the Corporation, which notice shall (i) specify the reduced number of votes per share, (ii) be included with the records of the Corporation maintained by the Secretary and (iii), for so long thereafter as there shall be shares of Class B Common Stock outstanding, be referred to or reflected in any proxy or information statement provided to
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         holders of the Common Stock in connection with any matter to be voted upon by such holders; provided, however, that with respect to any proposed conversion of the shares of Class B Common Stock into shares of Class A Common Stock pursuant to paragraph (c)(6)(B) below, every holder of a share of Common Stock, irrespective of class, shall have one vote in person or by proxy for each share of Common Stock standing in his or her name on the transfer books of the Corporation. Except as may be otherwise required by law or by this Article 4, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of Preferred Stock, on all matters submitted to a vote of stockholders of the Corporation.

                 (B) Except as otherwise provided by law, and subject to any rights of the holders of any outstanding preferred stock, the provisions of this Restated Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without the approval of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and the Class B Common Stock, voting together as a single class; provided, however, that with respect to any proposed amendment of this Restated Certificate of Incorporation which would alter or change the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock so as to affect them adversely, the approval of a majority of the votes entitled to be cast by the holders of the shares affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and the Class B Common Stock voting together as a single class as hereinbefore provided. Any increase or decrease (but not below the number of shares thereof then outstanding) in the authorized number of shares of any class or classes of stock of the Corporation or creation, authorization or issuance of any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, shares of any such class or classes of stock shall be deemed not to affect adversely the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock.

                 (C) Every reference in this Restated Certificate of Incorporation to a majority or other proportion of shares of Common Stock, Class A Common Stock or Class B Common Stock shall refer to such majority or other proportion of the votes to which such shares of Common Stock, Class A Common Stock or Class B Common Stock are entitled.

                 (4) In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of any outstanding preferred stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Class A Common Stock and Class B Common Stock. For purposes of this paragraph (c)(4), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such
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         consolidation or merger) shall not be deemed to be a
         liquidation, dissolution or winding up, voluntary or involuntary.

                 (5) In case of any reorganization or any consolidation of the Corporation with one or more other corporations or a merger of the Corporation with another corporation, each holder of a share of Class A Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, consolidation or merger by a holder of a share of Class B Common Stock and each holder of a share of Class B Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, consolidation or merger by a holder of a share of Class A Common Stock.

                 (6)(A) Prior to the date on which shares of Class B Common Stock are issued to stockholders of Ford, or the Class B Transferee in a Tax-Free Spin-Off (as defined in paragraph (c)(6)(B) below), each record holder of shares of Class B Common Stock may convert such shares into an equal number of shares of Class A Common Stock by surrendering the certificates for such shares, accompanied by any required tax transfer stamps and by a written notice by such record holder to the Corporation stating that such record holder desires to convert such shares of Class B Common Stock into the same number of shares of Class A Common Stock and requesting that the Corporation issue all of such shares of Class A Common Stock to persons named therein, setting forth the number of shares of Class A Common Stock to be issued to each such person and the denominations in which the certificates therefor are to be issued. To the extent permitted by law, such voluntary conversion shall be deemed to have been effected at the close of business on the date of such surrender. Following a Tax-Free Spin-Off, shares of Class B Common Stock shall no longer be convertible into shares of Class A Common Stock except as set forth in paragraph (c)(6)(B) below.

                 (B)  Prior to a Tax-Free Spin-Off, each share of Class B
         Common Stock shall automatically convert into one share of Class A Common Stock upon the transfer of such share if, after such transfer, such share is not beneficially owned by Ford or any subsidiary of Ford or, as set forth below in this paragraph (c)(6)(B), the Class B Transferee or any subsidiary of the Class B Transferee. Shares of Class B Common Stock shall not convert into shares of Class A Common Stock (i) in any transfer effected in connection with a distribution of Class B Common Stock to stockholders of Ford or of the Class B Transferee in a transaction intended to be tax-free under Section 355 of the Internal Revenue Code of 1986, as amended from time to time
         (the "Code"), (a "Tax-Free Spin-Off") or (ii) except as otherwise set forth below in this paragraph (c)(6)(B), in any transfer after a Tax-Free Spin-Off. For purposes of this paragraph (c)(6), a Tax-Free Spin-Off shall be deemed to have occurred at the time shares are first transferred to stockholders of Ford or to stockholders of the Class B Transferee, as the case may be, following receipt of an affidavit described in clauses
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         (vi) or (vii) of the first sentence of paragraph (c)(6)(D) below.  For purposes of this paragraph (c)(6), the term "beneficially owned" with respect to shares of Class B Common Stock means ownership by a person or entity who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise controls the voting power (which includes the power to vote or to direct the voting) of such Class B Common Stock and the term "subsidiary" means as to any person or entity, all corporations, partnerships, joint ventures, associations and other entities in which such person or entity beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests. Prior to a Tax-Free Spin-Off, shares of Class B Common Stock representing more than a 50% economic interest in the then outstanding Common Stock taken as a whole transferred by Ford or any of its subsidiaries in a single transaction to one unrelated person (together with its successors, the "Class B Transferee") or any subsidiary of the Class B Transferee shall not automatically convert to Class A Common Stock upon the transfer of such shares. Any shares of Class B Common Stock retained by Ford or any of its subsidiaries following any such transfer of shares of Class B Common Stock to the Class B Transferee shall automatically convert into shares of Class A Common Stock upon such transfer. For purposes of this paragraph
         (c)(6), each reference to a "person" shall be deemed to include not only a natural person, but also a corporation, partnership, joint venture, association, or legal entity of any kind; each reference to a "natural person" (or to a "record holder" of shares, if a natural person) shall be deemed to include in his or her representative capacity a guardian, committee, executor, administrator or other legal representative of such natural person or record holder.

                          In the event of a Tax-Free Spin-Off, shares of Class B Common Stock shall automatically convert into shares of Class A Common Stock on the fifth anniversary of the date on which shares of Class B Common Stock are first transferred to stockholders of Ford or of the Class B Transferee, as the case may be, in a Tax-Free Spin-Off unless, prior to such Tax-Free Spin-Off, Ford or the Class B Transferee, as the case may be, delivers to the Corporation an opinion of counsel reasonably satisfactory to the Corporation (which, in the case of Ford, shall include Ford's Chief Tax Officer) to the effect that such conversion would preclude Ford or the Class B Transferee, as the case may be, from obtaining a favorable ruling from the Internal Revenue Service that the distribution would be a Tax-Free Spin-Off under the Code. If such an opinion is received, approval of such conversion shall be submitted to a vote of the holders of the Common Stock as soon as practicable after the fifth anniversary of the Tax-Free Spin-Off unless Ford or the Class B Transferee, as the case may be, delivers to the Corporation an opinion of counsel reasonably satisfactory to the Corporation (which, in the case of Ford, shall include Ford's Chief Tax Officer) prior to such anniversary to the effect that such vote would adversely affect the status of the Tax-Free Spin-Off. At the meeting of stockholders called for such purpose, every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in his or her name on the transfer books of the Corporation. Approval of such conversion shall require the approval of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and Class B
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         Common Stock present and voting, voting together as a single class, and the holders of the Class B Common Stock shall not be entitled to a separate class vote. Such conversion shall be effective on the date on which such approval is given at a meeting of stockholders called for such purpose.

                          Each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock if at any time prior to a Tax-Free Spin-Off the number of outstanding shares of Class B Common Stock owned by Ford or any of its subsidiaries or the Class B Transferee or any of its subsidiaries, as the case may be, is less than 20% of the aggregate number of shares of Common Stock then outstanding.

                          The Corporation will provide notice of any automatic conversion of all outstanding shares of Class B Common Stock to holders of record of the Common Stock as soon as practicable following such conversion, provided, however, that the Corporation may satisfy such notice requirement by providing such notice prior to such conversion. Such notice shall be provided by mailing notice of such conversion first class postage prepaid, to each holder of record of the Common Stock, at such holder's address as it appears on the transfer books of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the automatic conversion of any shares of Class B Common Stock. Each such notice shall state, as appropriate, the following:

                          (a)  the automatic conversion date;

                          (b) that all outstanding shares of Class B Common Stock are automatically converted;

                          (c) the place or places where certificates for such shares are to be surrendered for conversion; and

                          (d) that no dividends will be declared on the shares of Class B Common Stock converted after such conversion date.

                          Immediately upon such conversion, the rights of the holders of shares of Class B Common Stock as such shall cease and such holders shall be treated for all purposes as having become the record owners of the shares of Class A Common Stock issuable upon such conversion; provided, however, that such persons shall be entitled to receive when paid any dividends declared on the Class B Common Stock as of a record date preceding the time of such conversion and unpaid as of the time of such conversion, subject to paragraph (c)(6)(F) below.

                 (C)  Prior to a Tax-Free Spin-Off, holders of shares of Class
         B Common Stock may (i) sell or otherwise dispose of or transfer any or all of such shares held by them, respectively, only in connection with a transfer which meets the qualifications of paragraph (c)(6)(D)
         below, and under no other circumstances, or (ii) convert any or all of such shares into shares of Class A Common Stock
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         as provided in paragraph (c)(6)(A) above.  Prior to a Tax-Free
         Spin-Off, no one other than those persons in whose names shares of Class B Common Stock become registered on the original stock ledger of the Corporation by reason of their record ownership of shares of common stock of the Corporation which are reclassified into shares of Class B Common Stock, or transferees or successive transferees who receive shares of Class B Common Stock in connection with a transfer which meets the qualifications set forth in paragraph (c)(6)(D) below, shall by virtue of the acquisition of a certificate for shares of Class B Common Stock have the status of an owner or holder of shares of Class B Common Stock or be recognized as such by the Corporation or be otherwise entitled to enjoy for his or her own benefit the special rights and powers of a holder of shares of Class B Common Stock.

                 Holders of shares of Class B Common Stock may at any and all times transfer to any person the shares of Class A Common Stock issuable upon conversion of such shares of Class B Common Stock.

                 (D) Prior to a Tax-Free Spin-Off, shares of Class B Common Stock shall be transferred on the books of the Corporation and a new certificate therefor issued, upon presentation at the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary or any Assistant Secretary of the Corporation) of the certificate for such shares, in proper form for transfer and accompanied by all requisite stock transfer tax stamps, only if such certificate when so presented shall also be accompanied by any one of the following:

                               (i) an affidavit from Ford stating that such certificate is being presented to effect a transfer by Ford of such shares to a subsidiary of Ford; or

                              (ii) an affidavit from Ford stating that such certificate is being presented to effect a transfer by any subsidiary of Ford of such shares to Ford or another subsidiary of Ford; or

                             (iii) an affidavit from Ford stating that such certificate is being presented to effect a transfer by Ford or any of its subsidiaries of such shares to the Class B Transferee or a subsidiary of the Class B Transferee as contemplated by paragraph (c)(6)(B); or

                              (iv)         an affidavit from the Class B
                 Transferee stating that such certificate is being presented to effect a transfer by the Class B Transferee of such shares to a subsidiary of the Class B Transferee; or

                               (v)         an affidavit from the Class B
                 Transferee stating that such certificate is being presented to effect a transfer by any subsidiary of the Class B Transferee of such shares to the Class B Transferee or another subsidiary of the Class B Transferee; or
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                              (vi)         an affidavit from Ford stating that
                 such certificate is being presented to effect a transfer by Ford of such shares to the stockholders of Ford in connection with a Tax-Free Spin-Off; or

                             (vii)         an affidavit from the Class B
                 Transferee stating that such certificate is being presented to effect a transfer by the Class B Transferee of such shares to the stockholders of the Class B Transferee in connection with a Tax-Free Spin-Off.

                 Each affidavit of a record holder furnished pursuant to this paragraph (c)(6)(D) shall be verified as of a date not earlier than five days prior to the date of delivery thereof, and, where such record holder is a corporation or partnership, shall be verified by an officer of the corporation or by a general partner of the partnership, as the case may be.

                 If a record holder of shares of Class B Common Stock shall deliver a certificate for such shares, endorsed by him or her for transfer or accompanied by an instrument of transfer signed by him or her, to a person who receives such shares in connection with a transfer which does not meet the qualifications set forth in this paragraph (c)(6)(D), then such person or any successive transferee of such certificate may treat such endorsement or instrument as authorizing him or her on behalf of such record holder to convert such shares in the manner above provided for the purpose of the transfer to himself or herself of the shares of Class A Common Stock issuable upon such conversion, and to give on behalf of such record holder the written notice of conversion above required, and may convert such shares of Class B Common Stock accordingly.

                 If such shares of Class B Common Stock shall improperly have been registered in the name of such a person (or in the name of any successive transferee of such certificate) and a new certificate therefor issued, such person or transferee shall surrender such new certificate for cancellation, accompanied by the written notice of conversion above required, in which case (A) such person or transferee shall be deemed to have elected to treat the endorsement on (or instrument of transfer accompanying) the certificate so delivered by such former record holder as authorizing such person or transferee on behalf of such former record holder so to convert such shares and so to give such notice, (B) the shares of Class B Common Stock registered in the name of such former record holder shall be deemed to have been surrendered for conversion for the purpose of the transfer to such person or transferee of the shares of Class A Common Stock issuable upon conversion, and (C) the appropriate entries shall be made on the books of the Corporation to reflect such action.

                 In the event that the Board of Directors of the Corporation (or any committee of the Board of Directors, or any officer of the Corporation, designated for the purpose by the Board of Directors) shall determine, upon the basis of facts not disclosed in any affidavit or other document accompanying the certificate for shares of Class B Common Stock when presented for transfer, that such shares of Class B Common
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         Stock have been registered in violation of the provisions of paragraph (c)(6), or shall determine that a person is enjoying for his or her own benefit the special rights and powers of shares of Class B Common Stock in violation of such provisions, then the Corporation shall take such action at law or in equity as is appropriate under the circumstances. An unforeclosed pledge made to secure a bona fide obligation shall not be deemed to violate such provisions.

                 (E) Prior to the occurrence of a Tax-Free Spin-Off, every certificate for shares of Class B Common Stock shall bear a legend on the face thereof reading as follows:

                          "The shares of Class B Common Stock represented by
                 this certificate may not be transferred to any person in connection with a transfer that does not meet the qualifications set forth in paragraph (c)(6)(D) of Article 4 of the Restated Certificate of Incorporation of this corporation as amended and no person who receives such shares in connection with a transfer which does not meet the qualifications prescribed by paragraph (c)(6)(D) of said
                 Article 4 is entitled to own or to be registered as the record holder of such shares of Class B Common Stock, but the record holder of this certificate may at any time convert such shares of Class B Common Stock into the same number of shares of Class A Common Stock. Each holder of this certificate, by accepting the same, accepts and agrees to all of the foregoing."

                 Upon and after the transfer of shares in a Tax-Free Spin-Off, shares of Class B Common Stock shall no longer bear the legend set forth above in this paragraph (c)(6)(E).

                 (F) Upon any conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to the provisions of this paragraph (c)(6), any dividend, for which the record date or payment date shall be subsequent to such conversion, which may have been declared on the shares of Class B Common Stock so converted shall be deemed to have been declared, and shall be payable, with respect to the shares of Class A Common Stock into or for which such shares of Class B Common Stock shall have been so converted, and any such dividend which shall have been declared on such shares payable in shares of Class B Common Stock shall be deemed to have been declared, and shall be payable, in shares of Class A Common Stock.

                 (G) The Corporation shall not reissue or resell any shares of Class B Common Stock which shall have been converted into shares of Class A Common Stock pursuant to or as permitted by the provisions of this paragraph (c)(6), or any shares of Class B Common Stock which shall have been acquired by the Corporation in any other manner. The Corporation shall, from time to time, take such appropriate action as may be necessary to retire such shares and to reduce the authorized amount of Class B Common Stock accordingly.
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                 The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, such number of shares of Class A Common Stock as would become issuable upon the conversion of all shares of Class B Common Stock then outstanding.

                 (H) In connection with any transfer or conversion of any stock of the Corporation pursuant to or as permitted by the provisions of this paragraph (c)(6), or in connection with the making of any determination referred to in this paragraph (c)(6):

                           (i) the Corporation shall be under no obligation to make any investigation of facts unless an officer, employee or agent of the Corporation responsible for making such transfer or determination or issuing Class A Common Stock pursuant to such conversion has substantial reason to believe, or unless the Board of Directors (or a committee of the Board of Directors designated for the purpose) determines that there is substantial reason to believe, that any affidavit or other document is incomplete or incorrect in a material respect or that an investigation would disclose facts upon which any determination referred to in paragraph (c)(6)(F) above should be made, in either of which events the Corporation shall make or cause to be made such investigation as it may deem necessary or desirable in the circumstances and have a reasonable time to complete such investigation; and

                          (ii) neither the Corporation nor any director, officer, employee or agent of the Corporation shall be liable in any manner for any action taken or omitted in good faith.

                 (I) The Corporation will not be required to pay any documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on the conversion of shares of Class B Common Stock pursuant to this paragraph (c)(6), and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.


                 (d) All rights to vote and all voting power (including, without limitation thereto, the right to elect directors) shall be vested exclusively, in accordance with paragraph (c)(3) and paragraphs (d) through
(g), inclusive, in the holders of Common Stock, voting together as a single class, except as otherwise expressly provided by the Board of Directors pursuant to Article 6 of this Restated Certificate of Incorporation or as otherwise expressly required by the law of the State of Delaware.

                 (e) No stockholder shall be entitled to exercise any right of cumulative voting. If, however, any stockholder should at any time become entitled to exercise a right of cumulative voting, whether by express requirement of the law of the State of Delaware or otherwise, then at all elections of directors each holder of Class A Common Stock shall be

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entitled to cast one vote for each share of Class A Common Stock held by him or her, each holder of Class B Common Stock shall be entitled to cast the number of votes to which each share of Class B Common Stock is then entitled pursuant to paragraph (c)(3)(A) above for each share of Class B Common Stock held by him or her and each holder of Full Voting Preferred Stock (as defined in Article 6, paragraph (b)), if any, of any series shall be entitled to cast the number of votes (which may be one vote or more or less than one vote) for each share of Full Voting Preferred Stock held by him or her which the Board of Directors shall have determined pursuant to Article 6 in establishing voting rights with respect to such series, in each case multiplied by the number of directors to be elected, and each such holder shall be entitled to cast all of his or her votes for a single director or to distribute them among the number of directors to be voted for, or to cast his or her votes for any two or more of them as he or she may see fit.

                 (f) At any meeting of stockholders, the presence in person or by proxy of the holders of shares entitled to cast a majority of all the votes which could be cast at such meeting by the holders of all of the outstanding shares of stock of the Corporation entitled to vote on every matter that is to be voted on without regard to class at such meeting shall constitute a quorum.

                 (g) At every meeting of stockholders, the holders of Class A Common Stock, the holders of Class B Common Stock and the holders of Full Voting Preferred Stock, if any, shall vote together as a class, and their votes shall be counted and totalled together; and at any meeting of stockholders duly called and held at which a quorum (determined in accordance with the provisions of paragraph (f)) is present, (i) in all matters other than the election of directors, a majority of the votes which could be cast at such meeting upon a given question and (ii) in the case of the election of directors, a plurality of the votes which could be cast at such meeting upon such election, by such holders who are present in person or by proxy, shall be necessary, in addition to any vote or other action that may be expressly required by the provisions of this Restated Certificate of Incorporation or by the law of the State of Delaware, to decide such question or election, and shall decide such question or election if no such additional vote or other action is so required.

                 (h) Each holder of Preferred Stock shall be entitled to vote to the extent, if any, provided by the Board of Directors pursuant to Article 6.

                 (i) Immediately upon the effectiveness of this Restated Certificate of Incorporation, (i) each share of common stock of the Corporation issued and outstanding immediately prior to such effectiveness shall be changed
into and reclassified as [          ]  shares of Class B Common Stock and (ii)
each share of preferred stock of the Corporation issued and outstanding immediately prior to such effectiveness other than the Series C Preferred Stock
shall be changed into and reclassified as [         ] shares of Class A Common
Stock.

                 5. SERIES C PREFERRED STOCK. (a) (1) The holders of shares of the Series C Preferred Stock shall not have any voting powers either general or special, except as required by law or as provided in this Article 5.

                 (2) If an Event of Default (as defined below) shall have occurred and be continuing, the number of directors constituting the Board of Directors shall, without further action and notwithstanding any provision herein or in the Corporation's By-Laws to the contrary, be increased such that the holders of shares of the Series C Preferred Stock, voting separately as a class, shall be entitled to elect two additional directors (the "Series C Directors") at a special meeting of such holders called by the Secretary of the Corporation in accordance with a written request of the holders of at least 10% of the outstanding shares of Series C Preferred Stock. Except as set forth in this Section 5(a)(2), each of the Series C Directors shall hold office until his successor shall be duly elected by the holders of shares of Series C Preferred Stock, voting separately as a class, at any annual or other meeting of stockholders of the Corporation held to elect directors. The right of the holders of the shares of Series C Preferred Stock to elect the Series C Directors shall continue until no Event of Default shall be continuing, whether as a result of such Event of Default being cured or otherwise, whereupon the holders of shares of Series C Preferred Stock shall be divested of such right, subject to such right vesting again upon the reoccurrence of an Event of Default. Upon such divestment, the terms of office of the Series C Directors shall terminate and the number of the directors of the Corporation shall be reduced correspondingly. Any Series C Director may be removed, with or without cause, by the holders of Series C Preferred Stock or, with cause, by the Board of Directors. Any vacancy among the Series C Directors may be filled solely by the holders of shares of Series C Preferred Stock, voting separately as a class.
                 For the purposes of this Article 5, "Event of Default" shall mean failure to pay the full Redemption Price upon redemption of the Series C Preferred Stock pursuant to Section 5(d) and "Redemption Price" shall mean an amount per share equal to $100,000 plus accrued and unpaid dividends thereon.

                 (b)(1) The holders of shares of the Series C Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available for the payment of dividends, cumulative cash dividends per share of Series C Preferred Stock payable quarterly on March 1, June 1, September 1 and December 1 in each year commencing on June 1, 1997. Dividends with respect to shares of Series C Preferred Stock shall accrue from the date of issuance of such shares, at the rate of 5.11% per annum.

                 (2) The cumulative cash dividends for any share of the Series C Preferred Stock which remain unpaid at the end of any calendar year shall accrue additional cumulative cash dividends for each subsequent calendar year at the rate established for the accrual of dividends on such share of the Series C Preferred Stock during such subsequent year pursuant to Section 5(b)(1) above. Except as set forth in this Section 5(b), no other dividends shall accrue, cumulate, be declared or paid with respect to shares of the Series C Preferred Stock. All dividends provided for by this Section 5(b) shall accrue based on the number of days in a year of 360 days with twelve 30-day months.

                 (c) In the event of dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of the Series C Preferred Stock shall be entitled to receive the Redemption Price for each such share before any dividend or distribution shall be made to the holders of the Common Stock. If the assets of the

Corporation distributable to the stockholders on liquidation, dissolution or winding up shall be insufficient to pay the aggregate amount to be paid to the holders of the shares of the Series C Preferred Stock, such assets shall be distributed to the holders of the shares of the Series C Preferred Stock ratably, without preference or priority, in proportion to the amounts which would otherwise be paid to each such holder under this Section 5(c).

                 (d) The Series C Preferred Stock is redeemable at the option of the Corporation, in whole at any time, or in part from time to time, on not less that two days' notice, at an amount per share equal to the Redemption Price. On and after the later of the redemption date established pursuant to the notice set forth above and the date on which funds are made available for such redemption, dividends will cease to accumulate on shares of the Series C Preferred Stock called for Redemption. The Board of Directors may cause the transfer books of the Corporation to be closed as to the shares of the Series C Preferred Stock to be redeemed and such shares shall be canceled and not reissued and the authorized capital correspondingly reduced.

                 (e) Shares of the Series C Preferred Stock acquired by the Corporation may not be reissued.

                 6. PREFERRED STOCK. (a) Shares of Preferred Stock may be issued from time to time in one or more series. Subject to the limitations set forth in this Restated Certificate of Incorporation and any limitations prescribed by the law of the State of Delaware, the Board of Directors is expressly authorized, prior to issuance of any series of Preferred Stock, to fix by resolution or resolutions providing for the issue of any series, the number of shares included in such series and the designation, relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions of such series. Pursuant to the foregoing general authority vested in the Board of Directors, but (except as provided in the proviso to clause (v) of this Article 6) not in limitation of the powers conferred on the Board of Directors thereby and by the law of the State of Delaware, the Board of Directors is expressly authorized to determine with respect to each series of Preferred Stock:

                      (i) the distinctive designation of such series and the number of shares (which number from time to time may be decreased by the Board of Directors, but not below the number of such shares then outstanding, or may be increased by the Board of Directors unless otherwise provided in creating such series) constituting such series;

                      (ii) the rate and time at which, and the preferences and conditions under which, dividends shall be payable on shares of such series, the status of such dividends as cumulative, or non-cumulative, the date or dates from which dividends, if cumulative, shall accumulate, and the status of such shares as participating or non-participating after the payment of dividends as to which such shares are entitled to any preference;

                    (iii) the right, if any, of holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class or classes (other than Class B Common Stock) or of any other series of the same class, the prices or rates of conversion or exchange, and adjustments thereto, and any other terms and conditions applicable to such conversion or exchange;

                      (iv) the rights and preferences, if any, of the holders of shares of such series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which amount may vary depending upon whether such liquidation, dissolution, or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates, and the status of the shares of such series as participating or non-participating after the satisfaction of any such rights and preferences;

                      (v) the voting powers, if any, of the holders of shares of such series which may, without limiting the generality of the foregoing, include (A) the general right to one vote (or more or less than one vote) per share on every matter (including, without limitation, the election of directors) voted on by the stockholders without regard to class and (B) the limited right to vote, as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of the Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock; provided, however, that notwithstanding the provisions of the preceding subclause (B) or any other provisions of this paragraph (a) to the contrary, the holders of Preferred Stock, considered in the aggregate (whether voting by individual series or together with other series of Preferred Stock or together with all series of Preferred Stock as a class), shall not have the right to a separate class vote for the election of one or more directors of the Corporation except in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock and, in such event, shall not have the right to a separate class vote for more than a total of two directors;

                      (vi) the times, terms and conditions, if any, upon which shares of such series shall be subject to redemption, including the amount which the holders of shares of such series shall be entitled to receive upon redemption (which amount may vary under different conditions or at different redemption dates) and the amount, terms, conditions and manner of operation of any purchase, retirement or sinking fund to be provided for the shares of such series;

                    (vii) the limitations, if any, applicable while shares of such series are outstanding on the payment of dividends or making of distributions on, or the acquisition or redemption of, Class A Common Stock or Class B Common Stock or any other class of shares ranking junior, either as to dividends or upon liquidation, to the shares of such series;

                   (viii) the conditions or restrictions, if any, upon the issue of any additional shares (including additional shares of such series or any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation; and

                      (ix) any other relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of shares of such series;

         in each case, so far as not inconsistent with the provisions of this Restated Certificate of Incorporation or the Delaware General Corporation Law. Unless otherwise provided by the Board of Directors, all shares of Preferred Stock shall be identical and of equal rank and, unless otherwise provided by the Board of Directors, all shares of each series of Preferred Stock shall be identical and of equal rank except as to the dates from which cumulative dividends, if any, thereon shall be cumulative.

                 (b)      As used in this Restated Certificate of
Incorporation, the term "Full Voting Preferred Stock" shall mean Preferred Stock of any one or more series the holders of which shall be entitled to vote on every matter (including, without limitation, the election of directors) voted on by the stockholders without regard to class.

                 7. COMPUTATION; USE OF TERMS. (a) In determining the number or the record holders of outstanding shares of any class of stock of the Corporation for the purpose of computing or determining the method of computing the vote or determining the right to vote at any meeting of stockholders or of a class of stockholders, the original stock ledger of the Corporation as at the close of business on the record date fixed for such meeting or, if the stock transfer books of the Corporation shall have been closed for a period immediately preceding the date of such meeting, then as at the close of business on the date as of which such stock transfer books were so closed, shall be conclusive for all purposes, and in determining the number or the record holders of outstanding shares of any class of stock of the Corporation for any other purpose, the original stock ledger of the Corporation as at the close of business on the date as of which the determination is being made, shall be conclusive for all purposes; all notwithstanding any other provision of this Restated Certificate of Incorporation.

                          (b)  Wherever a term shall be used in the singular in
this Restated Certificate of Incorporation, it shall be deemed in all appropriate circumstances to include also the plural, and wherever a term shall be so used in the plural, it shall similarly be deemed to include also the singular.

                 8. DURATION. The Corporation is to have perpetual existence.

                 9. PROPERTY OF STOCKHOLDERS NOT SUBJECT TO CORPORATE DEBTS. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

                 10.      POWERS OF THE BOARD OF DIRECTORS.  (a)    In
furtherance, and not in limitation, of the powers conferred by statute, the Board of Directors is expressly authorized:

                 To make, alter or repeal the By-laws of the Corporation; to set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish the same in the manner in which it was created, and to fix and determine and to vary the amount of the working capital of the Corporation; to determine the use and disposition of the working capital and of any surplus or net profits over and above the capital of the Corporation determined as provided by law, and to fix the times for the declaration and payment of dividends; to authorize and cause to be executed mortgages and liens, without limit as to amount, upon the real and personal property of the Corporation; and to fix and determine the fees and other compensation to be paid by the Corporation to its directors;

                 To determine from time to time whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger), or any of them, shall be open to inspection of the stockholders; and no stockholder shall have any right to inspect any account, book or document of the Corporation except as conferred by statute, unless authorized by a resolution of the stockholders or directors; and

                 To make donations for the public welfare or for charitable, scientific or educational purposes; and to cause the Corporation to cooperate with other corporations or with natural persons, or to act alone, in the creation and maintenance of community funds or charitable, scientific, or educational instrumentalities, and to make donations for the public welfare or for charitable, scientific, or educational purposes.

         As used in this Restated Certificate of Incorporation, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

                 (b) The Corporation may in its By-laws confer powers upon its directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by the laws of the State of Delaware.

                 11. BOARD OF DIRECTORS - NUMBER AND VACANCIES. (a) Subject to any rights of holders of any outstanding preferred stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be not more than twelve (12) nor less than three (3), with the exact number to be fixed from time to time as provided in the By-laws of the Corporation.

                 (b) Subject to any rights of holders of Preferred Stock, and unless the Corporation's Board of Directors otherwise determines, any vacancy occurring in the Board of Directors caused by death, resignation, increase in number of directors or otherwise may be filled by the affirmative vote of a majority of the remaining members of the Board of

Directors, though less than a quorum, or by a sole remaining director. Except as otherwise provided by law, any such vacancy may not be filled by the stockholders of the Corporation.

                 (c) Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the total voting power of all classes of outstanding capital stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article 11.

                 12. CONDUCT OF CERTAIN AFFAIRS OF THE CORPORATION. (a) In anticipation that the Corporation will cease to be a wholly-owned subsidiary of Ford, but that Ford will remain a substantial stockholder of the Corporation, and in anticipation that the Corporation and Ford may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with Ford (including possible service of officers and directors of Ford as officers and directors of the Corporation), the provisions of this
Article 12 are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve Ford and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

                 (b) Ford shall have no duty to refrain from engaging in the same or similar activities or lines of business as the Corporation, and neither Ford nor any officer or director thereof (except as provided in paragraph (c) below) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of Ford. In the event that Ford acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both Ford and the Corporation, Ford shall have no duty to communicate or offer such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that Ford pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.

                 (c) In the event that a director or officer of the Corporation who is also a director or officer of Ford acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and Ford, such director or officer of the Corporation shall have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, if such director or officer acts in a manner consistent with the following policy:

                        (i) A corporate opportunity offered to any person who is an officer of the Corporation, and who is also a director but not an officer of Ford, shall belong to the Corporation; (ii) a corporate opportunity offered to any person who is a director but not an officer of the Corporation, and who is also a director or officer of Ford shall belong to the Corporation if such opportunity is expressly offered to such person in writing solely in his or her capacity as a director of the Corporation, and otherwise shall belong to Ford; and
         (iii) a corporate opportunity offered to any person who is an officer of both the Corporation and Ford shall belong to the Corporation if such opportunity is expressly offered to such person in writing solely in his or her capacity as an officer of the Corporation, and otherwise shall belong to Ford.

                 (d) Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article 12.

                 (e)  For purposes of this Article 12 only:

                 (1) A director of the Corporation who is Chairman of the Board of Directors of the Corporation or of a committee thereof shall not be deemed to be an officer of the Corporation by reason of holding such position (without regard to whether such position is deemed an office of the Corporation under the By-Laws of the Corporation), unless such person is a full-time employee of the Corporation; and

                 (2) (A) The term "Corporation" shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests and (B) the term "Ford" shall mean Ford and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation, defined in accordance with clause (A) of this paragraph (e)(2)) in which Ford beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

                 (f) Notwithstanding anything in this Restated Certificate of Incorporation to the contrary, (i) the foregoing provisions of this Article 12 shall expire on the date that Ford ceases to own beneficially Common Stock representing at least 20% of the total voting power of all classes of outstanding Common Stock of the Corporation and no person who is a director or officer of the Corporation is also a director or officer of Ford; and (ii) in addition to any vote of the stockholders required by this Restated Certificate of Incorporation, until the time that Ford ceases to own beneficially Common Stock representing at least 20% of the total voting power of all classes of outstanding Common Stock of the Corporation, the affirmative vote of the holders of more than 80% of the total voting power of all classes of outstanding Common Stock of the Corporation shall be required to alter, amend or repeal in a manner adverse to the interests of Ford, or adopt any provision adverse to the interests of Ford and inconsistent with, any provision of this
Article 12. Neither the alteration, amendment or repeal of this Article 12 nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article 12 shall eliminate or reduce the effect of this
Article 12 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article 12, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

                 13. MEETINGS. (a) If the By-Laws so provide, the stockholders and the directors may hold their meetings, and the Corporation may have one or more offices, either inside or outside of the State of Delaware. The books and records of the Corporation (subject to the provisions of the laws of the State of Delaware) may be kept either inside or outside of the State of Delaware at such places as from time to time may be determined by the Board of Directors.

                 (b) Any corporate action required to be taken at any annual or special meeting of stockholders of the Corporation, or any corporate action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the corporate action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware (either by hand or by certified or registered mail, return receipt requested), its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided, however, that on and after the date on which neither Ford nor the Class B Transferee continues to beneficially own 50% or more of the total voting power of all classes of outstanding Common Stock, any corporate action required to be taken at any annual or special meeting of the stockholders, or any corporate action which may be taken at any annual or special meeting of the stockholders, may be taken only at a duly called annual or special meeting of stockholders and may not be taken by written consent of the stockholders in lieu of such meeting.

                          So long as stockholders are entitled to consent to
corporate action in writing without a meeting in accordance with this paragraph
(b), every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in this paragraph (b).

                 (c) Unless otherwise prescribed by law or this Restated Certificate of Incorporation, special meetings of stockholders may be held at any time on call of the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the President or, at the request in writing of a majority of the Board of Directors, any officer.

                 (d) Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the total voting power of all classes of outstanding capital stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article 13.

                 14. LIMITATION ON LIABILITY OF DIRECTORS. (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

                        (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,

                       (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

                      (iii) under Section 174 of the Delaware General Corporation Law or

                       (iv) for any transaction from which the director derived an improper personal benefit.

                 (b) If the Delaware General Corporation Law is amended after approval by the stockholders of this Article 14 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                 (c) Any repeal or modification of this Article 14 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                 15. INDEMNIFICATION AND INSURANCE. (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorney's fees, amounts paid or to be paid in settlement and excise taxes or penalties imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) similar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to paragraph (b) of this Article 15) only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this paragraph (a) of Article 15 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this paragraph (a) of Article 15 or otherwise.

                 (b) If a claim which the Corporation is obligated to pay under paragraph (a) of this Article 15 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                 (c) The provisions of this Article 15 shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this Article 15 should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

                 (d) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article 15 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Restated Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterred directors or otherwise.

                 (e) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                 (f) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Article 15 with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

                 16. LIMITATION OF ACTIONS. Every asserted right of action by or on behalf of the Corporation or by or on behalf of any stockholder against any past, present or future member of the Board of Directors, or any committee thereof, or against any officer or employee of the Corporation or any subsidiary thereof, arising out of or in connection with any bonus, supplemental compensation, stock investment, stock option or other plan or plans for the benefit of any employee, irrespective of the place where such right of action may arise or be asserted and irrespective of the place of residence of any such director, member, officer or employee, shall cease and be barred upon the expiration of three years from the later of the following dates: (a) the date of any alleged act or omission in respect of which such right of action may be asserted to have arisen, or (b) the date upon which the Corporation shall have made generally available to its stockholders information with respect to, as the case may be, the aggregate amount credited for a fiscal year to a bonus or supplemental compensation reserve, or the aggregate amount of awards in a fiscal year of bonuses or supplemental compensation, or the aggregate amount of stock optioned or made available for purchase during a fiscal year, or the aggregate amount expended by the Corporation during a fiscal year in connection with any other plan for the benefit of such employees, to all or any part of which such asserted right of action may relate; and every asserted right of action by or on behalf of any employee, past, present or future, or any spouse, child, or legal representative thereof, against the Corporation or any subsidiary thereof arising out of or in connection with any such plan, irrespective of the place where such asserted right of action may arise or be asserted, shall cease and be barred by the expiration of three years from the date of the alleged act or omission in respect of which such right of action shall be asserted to have arisen.

                 17. BY-LAWS AMENDMENTS. The By-Laws of the Corporation may be altered, amended or repealed at any meeting of the Board of Directors or of the stockholders, provided that notice of such alteration, amendment or repeal be contained in the notice of such meeting of the Board of Directors or stockholders (subject, in the case of meetings of stockholders, to the provisions of Article II of the By-laws), as the case may be. All such amendments must be approved by the affirmative vote of the holders of at least 75% of the total voting power of all classes of outstanding capital stock, voting together as a single class (if effected by action of the stockholders), or by the affirmative vote of directors constituting not less than a majority of the entire Board of Directors (if effected by action of the Board of Directors).

                 18. AMENDMENTS. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the law of the State of Delaware, and all rights of the stockholders herein are granted subject to this reservation.


                 IN WITNESS WHEREOF, The Hertz Corporation has caused this Restated Certificate of Incorporation to be signed on this ___day of _____, 1997 in its name.


                                          THE HERTZ CORPORATION


                                          By:
                                             --------------------------------
                                          Name:
                                          Title: